Exhibit 10.3(b)
Amendment to Employment Agreements between Flushing Financial Corporation and Certain Officers


AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT ("Agreement") is made and entered into as of the 20th day of August, 1996, by and between Flushing Financial Corporation, a Delaware corporation having its executive offices at 144-51 Northern Boulevard, Flushing, New York 11354 (the "Holding Company") and Michael J. Hegarty, residing at Two Central Drive, Glen Head, New York 11545 ("Officer").

The Holding Company and the Officer agree that, effective as of the date hereof, the employment agreement entered into between the Holding Company and the Officer as of November 21, 1995 (the "Employment Agreement"), is hereby be amended as provided herein.

1.  Sections 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, and 23 are hereby renumbered 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23 and 24,
    respectively.

2.  A new Section 11 of the Employment Agreement is added to read as follows:

    Section 11. Excise Tax Gross-up

In the event that the Officer becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Bank or the Holding Company or any affiliated company) (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the"Excise Tax"), the Holding Company shall pay to the Officer at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this section 11, but before reduction for any federal, state or local income or employment tax on the Total Payments shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Gross-up Payment in the Officer's adjusted gross income multiplied by the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

For purposes of determining whether any of the Total payments will be subject to the Excise Tax and the amount of such Excise Tax,

(i) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants or auditors of nationally recognized standing selected by the Holding Company and reasonably acceptable to the Officer ("Independent Auditors"), the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax,

(ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above), and

(iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Holding Company's Independent Auditors appointed pursuant to clause (i) above in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

For purposes of determining the amount of the Gross-up Payment, the Officer shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Officer's adjusted gross income); and (C) to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in the Officer's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Officer shall repay to the Holding Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Officer or otherwise realized as a benefit by the Officer) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Holding Company shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

The Gross-up Payment provided for above shall be paid on the thirtieth day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Holding Company shall pay to the Officer on such day an estimate, as determined by the Holding Company Independent Auditors appointed pursuant to clause (i) above, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Holding Company to the Officer, payable on the fifth day after demand by the Holding Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment. The Holding Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Holding Company may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); PROVIDED, HOWEVER, that the Holding Company's control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder and the Officer shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. The Officer shall cooperate with the Holding Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-up Payment hereunder.

3. Except as it may be amended as provided herein, the Employment Agreement shall continue in full force and effect in accordance with its original terms.


IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.



                                                   FLUSHING FINANCIAL
                                                   CORPORATION




/s/ Michael J. Hegarty                             By: /s/ James F. McConnell
----------------------                                 ----------------------
Officer
Michael J. Hegarty
----------------------                             Name:  James F. McConnell
(See Schedule A)
                                                   Title:  President and CEO

                                     Schedule A


On August 20, 1996, an amendment agreement substantially identical in all material respects to the amendment agreement to which this Schedule A is attached was also entered into with each of the following individuals:

James F. McConnell
Monica C. Passick
Henry A. Braun
Anna M. Piacentini

The foregoing agreements were omitted from this filing pursuant to Reg.
Section 229.601(a)(4)2.